UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 6, 2016 (January 4, 2016)

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

8201 Corporate Drive, Suite 900
Landover, MD	20785
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.0  2                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2016, 2U, Inc. (the “Company”) announced the following:

The Company’s President and Chief Operating Officer, Mr. Robert L. Cohen, will be retiring from the Company as President and Chief Operating Officer.  Mr. Cohen will retire as President, effective January 6, 2016, and will retire as Chief Operating Officer, effective at such time as the Company has completed its search process and a new Chief Operating Officer has been named.  The Company is currently in the process of identifying Mr. Cohen’s successor as Chief Operating Officer.

After Mr. Cohen’s retirement, he will continue to serve the Company in a part-time advisory capacity.

Effective January 6, 2016, the Board of Directors of the Company appointed Jim Shelton, age 48, to serve as the Company’s President and Chief Impact Officer.  Mr. Shelton joined the Company in 2015 as its Chief Impact Officer to oversee day-to-day management responsibility for university program implementation, research, and university relations.  Before joining the Company, Mr. Shelton served as Deputy Secretary at the U.S. Department of Education, which he joined as Assistant Secretary in 2009.  His responsibilities included managing programmatic and policy operations of the U.S. Department of Education.  He has over twenty-five years of professional experience in education, management and business.  He holds a bachelor’s degree in computer science from Atlanta’s Morehouse College as well as Masters degrees in both Business Administration and Education from Stanford University.

Under the terms of Mr. Shelton’s employment as President and Chief Impact Officer, he is entitled to receive an annual base salary of $475,000 and is eligible for annual bonus compensation in the discretion of the Company based upon the achievement of milestones to be determined by the Company and set forth in the Company’s bonus plan for each fiscal year. Mr. Shelton’s target annual bonus amount is equal to ninety percent 90% of his base salary but the exact amount of each annual bonus will be determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”).  Subject to the approval of the Compensation Committee, on or around April 1, 2016, Mr. Shelton will also be entitled to receive stock options with a fair market value at grant of $1,500,000 and restricted stock units with a fair market value at grant of $1,500,000 (together, the “Shelton Equity Awards”).  The Shelton Equity Awards vest in full on June 30, 2017 subject to his continued employment through that date, and will be made pursuant and subject to the Company’s 2014 Equity Incentive Plan (the “Plan”), and the Company’s standard forms of stock option award agreement and restricted stock unit award agreement (together, the “Agreements”).

The Company’s Chief Marketing Officer, Jeff C. Rinehart, has resigned from his position as Chief Marketing Officer of the Company effective January 6, 2016.  Mr. Rinehart will assist the Company during a transition period.

Effective January 6, 2016, the Board of Directors of the Company has appointed Harsha Mokkarala, age 36, who is currently the Company’s EVP of Marketing Strategy, to succeed Mr. Rinehart.  Mr. Mokkarala joined the Company in 2013 to lead its data driven marketing function. Since joining the Company, he has provided strong leadership to the marketing function and has consistently achieved targets for new student acquisitions and portfolio growth. Before joining the Company, Mr. Mokkarala was at Capital One for where he held various roles in digital marketing and ultimately managed all facets of online marketing for Capital One’s credit card acquisitions group.  Mr. Mokkarala spent over nine years in data driven online marketing. He holds a Master’s in Computer Engineering from the University of Wisconsin, Madison.

Under the terms of Mr. Mokkarala’s employment as Chief Marketing Officer, he is entitled to receive an annual base salary of $315,000 and is eligible for annual bonus compensation in the discretion of the Company based upon the achievement of milestones to be determined by the Company and set forth in the Company’s bonus plan for each fiscal year. Mr. Mokkarala’s target annual bonus amount is equal to sixty percent (60%) of his base salary but the exact amount of each annual bonus will be determined by the Compensation Committee.  Subject to the approval of the Compensation Committee, on or around April 1, 2016, Mr. Mokkarala will be entitled to receive stock options with a fair market value on the date of grant of $300,000 (the “Mokkarala Option Award”) and restricted stock units with a fair market value on the date of grant of $300,000 (the “Mokkarala RSU Award”, and together with the Mokkarala Option Award, the “Mokkarala Equity Awards”).  Twenty-five percent (25%) of the Mokkarala Option Award will vest on the first anniversary of the grant date, and the remaining seventy-five percent (75%) will vest in equal monthly installments thereafter, subject in each case to his continued employment through the applicable vesting date.  The Mokkarala RSU Award will vest in equal annual installments over a four year period, commencing on the first anniversary of the grant date, subject to his continued employment through the applicable vesting date.  The Mokkarala Equity Awards will be made pursuant and subject to the Plan and the Agreements.

Finally, Andrea Papaconstantopoulos (referred to in the attached press release as “Andrea Papa”) joined the Company on December 31, 2015, as its Senior Vice President, Corporate Controller and Chief Accounting Officer.  Ms. Papaconstantopoulos joined the Company to direct the Company’s corporate accounting and external reporting functions, and to oversee its financial controls.  Before joining the Company, Ms. Papaconstantopoulos was the corporate assistant controller and company officer at Graham Holdings Company, which she joined in 2006.  Her responsibilities included leading the company’s SEC financial reporting function, managing the company’s financial reporting policies and leading the company’s corporate accounting and reporting function.  She has approximately eighteen years of professional experience in accounting, financial controls and internal and external reporting.  She holds a Bachelor’s of Science in Accounting and a Master’s in Accountancy, each from Virginia Tech Pamplin College of Business, Blacksburg.  She is also a certified public accountant.

Under the terms of Ms. Papaconstantopoulos employment as Senior Vice President, Corporate Controller and Chief Accounting Officer, she is entitled to receive an annual base salary of $230,000 and is eligible for annual bonus compensation in the discretion of the Company based upon the achievement of milestones to be determined by the Company and set forth in the Company’s bonus plan for each fiscal year. Ms. Papaconstantopoulos’ target annual bonus amount is equal to thirty percent (30%) of her base salary but the exact amount of each annual bonus will be determined by the Compensation Committee.  Ms. Papaconstantopoulos also received 1,899 stock options (the “Papaconstantopoulos Option Award”), and 848 restricted stock units (the “Papaconstantopoulos RSU Award”, and together with the Papaconstantopoulos Option Award, the “Papaconstantopoulos Equity Awards”).  Twenty-five percent (25%) of the Papaconstantopoulos Option Award will vest on January 2, 2017, and the remaining seventy-five (75%) will vest in equal monthly installments thereafter for thirty-six (36) months, subject to her continued employment through that date.  The Papaconstantopoulos Option Award has an exercise price equal to $27.98 per share of the Company’s common stock.  The Papaconstantopoulos RSU Award will vest in equal annual installments over a four year period, commencing January 2, 2017, subject to her continued employment through that date.  The Papaconstantopoulos Equity Awards were made pursuant and subject to the Plan and the Agreements.

For additional information, please see the Company’s June 6, 2016 press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Exhibit Description
99.1	Press release, dated January 6, 2016, “2U Announces Leadership Changes”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

	By:	/s/ Christopher Paucek
	Name:	Christopher Paucek
	Title:	Chief Executive Officer

Date: January 6, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated January 6, 2016, “2U Announces Leadership Changes”